Exhibit 99.1

NextTrip Advances Cruise Strategy, Connecting JOURNY TV Programming and Digital Booking Tools with Personalized Travel Advisor Support

Initiative builds on growth in Five Star Alliance’s cruise business and is designed to connect U.S. travelers with cruise experiences while providing cruise lines with new targeted advertising and distribution opportunities

SUNRISE, FL – November 12, 2026 – NextTrip, Inc. (NASDAQ: NTRP) (“NextTrip” or the “Company”), a technology-forward travel and media company defining the intersection of media, travel and the creator economy, today announced an expansion of its cruise category through two initiatives connecting its media, technology and travel businesses.

The Company has added cruise-focused programming to JOURNY TV and introduce Storybook cruise booking tools as part of its “Watch. Scan. Book. Go.” approach. Through JOURNYGO, viewers will be able to explore featured cruise itineraries, current pricing and available offers, with access to knowledgeable travel advisors for personalized assistance.

The initiative is designed to provide:

●	A pathway for U.S. consumers to move from watching cruise and destination content to exploring relevant itineraries, comparing offers and booking travel.

●	A targeted advertising opportunity for cruise lines to promote priority sailings and special offers to an audience interested in travel experiences. Five Star Alliance’s cruise offering includes access to more than 35 cruise lines.

The Company’s expanded focus builds on the growth of its Five Star Alliance cruise business, which operates alongside its established luxury hotel and resort booking business. Five Star Alliance customers have already booked sailings departing in 2027, 2028 and into 2029.

“Cruise is a compelling example of how NextTrip’s media and travel businesses can work together to create value for consumers and travel partners,” said Bill Kerby, Chief Executive Officer of NextTrip. “Five Star Alliance has been growing its cruise business and brings experienced advisors and established travel relationships to this opportunity. Through JOURNY TV, we can introduce viewers to destinations, ships and experiences. With JOURNYGO, enhanced booking technology and access to experienced advisors, we are working to make it easier for viewers to take the next step toward planning and booking a cruise vacation.”

A growing travel category with a strong role for advisors

Cruise travel continues to grow as consumers seek a range of vacation experiences, from shorter getaways and family travel to luxury, expedition and destination-focused sailings.

According to the Cruise Lines International Association (“CLIA”), a record 37.2 million passengers took an ocean cruise worldwide in 2025, an increase of approximately 7.5% from 2024. In a December 2025 CLIA survey, 63% of respondents who had taken a cruise in the prior 12 months said they used a travel advisor to book their cruise, underscoring the continued importance of personalized guidance in the category. (CLIA industry release; CLIA 2026 industry presentation)

NextTrip believes its combination of digital tools and human expertise can meet travelers at different stages of the cruise planning process. Consumers can explore destinations, ships, sailings and offers online, with access to cruise advisors through Five Star Alliance when they want assistance comparing options or planning their trip.

Building on Five Star Alliance’s cruise expertise

Five Star Alliance has built its reputation helping travelers discover and book luxury hotels and resorts while expanding its cruise business to serve individuals and groups seeking a range of experiences, including luxury and world voyages.

NextTrip believes Five Star Alliance’s cruise expertise, advisor relationships and growing cruise business provide a foundation for the Company’s expanded cruise strategy. By combining that experience with additional Storybook booking tools, dedicated cruise content and JOURNYGO, the Company expects to support continued growth and potentially accelerate cruise bookings over time.

“At Five Star Alliance, we have seen growing interest in cruise travel and growth in our cruise bookings, with travelers already planning and reserving sailings for 2027, 2028 and into 2029,” said John P. McMahon, Chief Business Development Officer of NextTrip and founder and CEO of Five Star Alliance. “Our team has experience helping individuals and groups plan a wide range of cruise vacations, including luxury and world voyages. Choosing the right cruise involves more than selecting a destination; it means considering the ship, itinerary, accommodations and benefits that best fit each traveler. By combining inspiring content and current cruise offers with the knowledge of our advisors, we believe we can make that process more engaging and convenient while building on our growing cruise business.”

Connecting cruise programming to offers and bookings

As part of the initiative, NextTrip plans to introduce additional cruise-focused programming and promotional opportunities across JOURNY TV. The Porthole Cruise and Travel Show is already airing on JOURNY TV, showcasing cruise ships, destinations and onboard experiences and introducing viewers to the variety of cruise vacations available.

Through JOURNYGO, on-screen QR codes and digital links can connect viewers with relevant cruise content and featured offers. NextTrip is also applying additional booking technology to the category, with the goal of helping travelers explore itineraries, current pricing and availability and build travel packages.

Five Star Alliance’s cruise offering includes access to Storybook, a Signature Travel Network platform that connects featured itineraries and offers with live pricing and availability through Signature’s Odysseus API. Travelers can explore and book available offers online or connect with a Five Star Alliance cruise specialist for personalized assistance.

As a member-owner agency of Signature Travel Network, Five Star Alliance offers eligible travelers access to select exclusive offers and VIP benefits, subject to availability and the terms of each sailing.

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The cruise initiative builds on NextTrip’s broader U.S. rollout of JOURNYGO following its initial beta phase. As announced on November 5, 2026, the Company plans to extend JOURNYGO across additional JOURNY TV shows and selected U.S. distribution platforms, connecting viewers with curated travel itineraries and access to travel planning experts.

A targeted opportunity for cruise line partners

NextTrip’s combined media and travel capabilities are also intended to create a new promotional channel for cruise lines seeking to reach U.S. consumers and generate demand for specific itineraries.

The proposed approach combines cruise-focused programming on JOURNY TV with in-content advertising, featured sailing offers and direct paths to further information and booking. Campaigns may also be supported through Five Star Alliance’s email marketing channels, extending featured offers to travel-interested subscribers.

For cruise lines, the initiative is designed to connect brand storytelling with tactical promotions, including opportunities to feature priority sailings, special offers and available inventory. For travelers, it provides a way to move from inspiration to relevant cruise options, with personalized support available throughout the booking process.

Building on NextTrip’s connected travel ecosystem

NextTrip’s cruise initiative reflects the Company’s broader strategy of connecting travel entertainment, digital discovery, booking technology and human expertise across its media and travel businesses.

“Travel content can introduce consumers to experiences they may not have considered, but it should also help them act on that interest,” added Mr. Kerby. “By bringing cruise programming, offers and travel expertise together, we are working to create a more connected experience for travelers while opening additional opportunities for our cruise line partners and our business. We believe this approach can build on the progress Five Star Alliance has already made and support the next phase of growth in our cruise business.”

For more information, visit www.fivestaralliance.com and www.journygo.com.

About NextTrip

NextTrip, Inc. (NASDAQ: NTRP) is a technology-forward travel and media company defining the intersection of media and travel. NextTrip offers complementary brands that serve consumers and business customers in their respective markets while contributing to a broader content-to-commerce ecosystem.

Its portfolio includes JOURNY TV, TravelMagazine.com, JOURNYGO, YADA’s creator-commerce capabilities, Five Star Alliance, NextTrip Travel and NextTrip Pro’s advisor and group travel services. Together, these businesses combine entertainment, travel inspiration, audiences, booking capabilities and shared technology to engage travelers from discovery through planning, booking and fulfillment.

By connecting its brands, NextTrip seeks to strengthen each line of business, support growth across the ecosystem and create value for consumers, shareholders and travel professionals, while expanding opportunities for destinations, creators, sponsors, advertisers and industry partners.

For more information, visit www.nexttripinc.com and investors.nexttrip.com. Follow us on LinkedIn and on X.

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Forward-Looking Statement Disclaimer

This announcement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. For example, statements regarding the Company’s financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future activities are all forward-looking statements. These statements are generally accompanied by words such as “intend,” anticipate,” “believe,” “estimate,” “potential(ly),” “continue,” “forecast,” “predict,” “plan,” “may,” “will,” “could,” “would,” “should,” “expect” or the negative of such terms or other comparable terminology.

The Company believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date hereof, but the Company cannot provide assurances that these assumptions and expectations will prove to have been correct or that the Company will take any action that the Company may presently be planning. However, these forward-looking statements are inherently subject to known and unknown risks and uncertainties. Actual results or experience may differ materially from those expected or anticipated in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, regulatory policies, available cash resources, competition from other similar businesses, and market and general economic factors.

Readers are urged to read the risk factors set forth in the Company’s filings with the United States Securities and Exchange Commission at www.sec.gov . The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

NextTrip, Inc

Richard Marshall

Director of Corporate Development

Email: Richard.Marshall@NextTrip.com

For investor relations inquiries, please contact:

Jérôme Cliche
Oncore Network LLC

Phone: +1-302-488-9830
Email: IR@oncorenetwork.com

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